SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74DD AND 74A.

FOR PERIOD ENDING 10/31/2003
FILE NUMBER 811-6463
SERIES NO.: 7


74DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Class A Shares                 $ 4,176
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B Shares                 $ 1,020
              Class C Shares                 $   131

74A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A Shares                  $ 0.3383
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Class B Shares                  $ 0.3100
              Class C Shares                  $ 0.3100